AMENDMENT NO. 22
TO THE FIRST RESTATED
MASTER DISTRIBUTION PLAN
(Class A Shares)
     The First Restated Master Distribution Plan (the “Plan”), dated as of August 18, 2003, and as subsequently amended, and as restated the 20th day of September, 2006, pursuant to Rule 12b-1, is hereby amended, effective July 28, 2012, as follows:
     WHEREAS, the parties desire to amend the Plan to (i) to remove the following series portfolios: Invesco U.S. Mid Cap Value Fund and Invesco High Income Municipal Fund, (ii) to change the name of Invesco Global Equity Fund and Invesco Structured Core Fund to Invesco Global Quantitative Core Fund and Invesco U.S. Quantitative Core Fund, respectively, and (iii) to add the following Portfolios: Invesco Global Opportunities Fund and Invesco Global Select Companies Fund;
     NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:
“SCHEDULE A
TO
FIRST RESTATED
MASTER DISTRIBUTION PLAN
(CLASS A SHARES)
(DISTRIBUTION AND SERVICE FEES)
     The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class A Shares of each Portfolio designated below, a Distribution Fee* and a Service Fee determined by applying the annual rate set forth below as to the Class A Shares of each Portfolio to the average daily net assets of the Class A Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class A Shares of the Portfolio.

	Minimum
	Asset
	Based	Maximum	Maximum
AIM COUNSELOR SERIES TRUST	Sales	Service	Aggregate
(INVESCO COUNSELOR SERIES TRUST)	Charge	Fee	Fee
Portfolio — Class A Shares
Invesco Core Plus Bond Fund	0.00%	0.25%	0.25%
Invesco Floating Rate Fund	0.00%	0.25%	0.25%
Invesco Global Real Estate Income Fund	0.00%	0.25%	0.25%
Invesco U.S. Quantitative Core Fund	0.00%	0.25%	0.25%

	Minimum
	Asset
	Based	Maximum	Maximum
AIM EQUITY FUNDS	Sales	Service	Aggregate
(INVESCO EQUITY FUNDS)	Charge	Fee	Fee
Portfolio — Class A Shares
Invesco Capital Development Fund	0.00%	0.25%	0.25%
Invesco Charter Fund	0.00%	0.25%	0.25%
Invesco Constellation Fund	0.00%	0.25%	0.25%
Invesco Diversified Dividend Fund	0.00%	0.25%	0.25%
Invesco Summit Fund	0.00%	0.25%	0.25%

	Minimum
	Asset
	Based	Maximum	Maximum
AIM FUNDS GROUP	Sales	Service	Aggregate
(INVESCO FUNDS GROUP)	Charge	Fee	Fee
Portfolio — Class A Shares
Invesco European Small Company Fund	0.00%	0.25%	0.25%
Invesco Global Core Equity Fund	0.00%	0.25%	0.25%
Invesco International Small Company Fund	0.00%	0.25%	0.25%
Invesco Small Cap Equity Fund	0.00%	0.25%	0.25%

	Minimum
	Asset
	Based	Maximum	Maximum
AIM GROWTH SERIES	Sales	Service	Aggregate
(INVESCO GROWTH SERIES)	Charge	Fee	Fee
Portfolio — Class A Shares
Invesco Balanced-Risk Retirement Now Fund	0.00%	0.25%	0.25%
Invesco Balanced-Risk Retirement 2020 Fund	0.00%	0.25%	0.25%
Invesco Balanced-Risk Retirement 2030 Fund	0.00%	0.25%	0.25%
Invesco Balanced-Risk Retirement 2040 Fund	0.00%	0.25%	0.25%
Invesco Balanced-Risk Retirement 2050 Fund	0.00%	0.25%	0.25%
Invesco Global Quantitative Core Fund	0.00%	0.25%	0.25%
Invesco Growth Allocation Fund	0.00%	0.25%	0.25%
Invesco Income Allocation Fund	0.00%	0.25%	0.25%
Invesco International Allocation Fund	0.00%	0.25%	0.25%
Invesco Mid Cap Core Equity Fund	0.00%	0.25%	0.25%
Invesco Moderate Allocation Fund	0.00%	0.25%	0.25%
Invesco Conservative Allocation Fund	0.00%	0.25%	0.25%
Invesco Small Cap Growth Fund	0.00%	0.25%	0.25%

	Minimum
	Asset
	Based	Maximum	Maximum
AIM INTERNATIONAL MUTUAL FUNDS	Sales	Service	Aggregate
(INVESCO INTERNATIONAL MUTUAL FUNDS)	Charge	Fee	Fee
Portfolio — Class A Shares
Invesco Asia Pacific Growth Fund	0.00%	0.25%	0.25%
Invesco European Growth Fund	0.00%	0.25%	0.25%
Invesco Global Growth Fund	0.00%	0.25%	0.25%
Invesco Global Opportunities Fund	0.00%	0.25%	0.25%
Invesco Global Select Companies Fund	0.00%	0.25%	0.25%
Invesco Global Small & Mid Cap Growth Fund	0.00%	0.25%	0.25%
Invesco International Core Equity Fund	0.00%	0.25%	0.25%
Invesco International Growth Fund	0.00%	0.25%	0.25%

	Minimum
	Asset
	Based	Maximum	Maximum
AIM INVESTMENT FUNDS	Sales	Service	Aggregate
(INVESCO INVESTMENT FUNDS)	Charge	Fee	Fee
Portfolio — Class A Shares
Invesco Balanced-Risk Allocation Fund	0.00%	0.25%	0.25%
Invesco Balanced-Risk Commodity Strategy Fund	0.00%	0.25%	0.25%
Invesco China Fund	0.00%	0.25%	0.25%
Invesco Developing Markets Fund	0.00%	0.25%	0.25%
Invesco Emerging Market Local Currency Debt Fund	0.00%	0.25%	0.25%
Invesco Emerging Markets Equity Fund	0.00%	0.25%	0.25%

	Minimum
	Asset
	Based	Maximum	Maximum
AIM INVESTMENT FUNDS	Sales	Service	Aggregate
(INVESCO INVESTMENT FUNDS)	Charge	Fee	Fee
Invesco Endeavor Fund	0.00%	0.25%	0.25%
Invesco Global Health Care Fund	0.00%	0.25%	0.25%
Invesco International Total Return Fund	0.00%	0.25%	0.25%
Invesco Premium Income Fund	0.00%	0.25%	0.25%
Invesco Small Companies Fund	0.00%	0.25%	0.25%

	Minimum
	Asset
	Based	Maximum	Maximum
AIM INVESTMENT SECURITIES FUNDS	Sales	Service	Aggregate
(INVESCO INVESTMENT SECURITIES FUNDS)	Charge	Fee	Fee
Portfolio — Class A Shares
Invesco Dynamics Fund	0.00%	0.25%	0.25%
Invesco Global Real Estate Fund	0.00%	0.25%	0.25%
Invesco High Yield Fund	0.00%	0.25%	0.25%
Invesco Municipal Bond Fund	0.00%	0.25%	0.25%
Invesco Real Estate Fund	0.00%	0.25%	0.25%
Invesco Short Term Bond Fund	0.00%	0.15%	0.15%
Invesco U.S. Government Fund	0.00%	0.25%	0.25%

Portfolio – Class A2 Shares
Invesco Limited Maturity Treasury Fund	0.00%	0.15%	0.15%

	Minimum
	Asset
	Based	Maximum	Maximum
AIM SECTOR FUNDS	Sales	Service	Aggregate
(INVESCO SECTOR FUNDS)	Charge	Fee	Fee
Portfolio — Class A Shares
Invesco Energy Fund	0.00%	0.25%	0.25%
Invesco Gold & Precious Metals Fund	0.00%	0.25%	0.25%
Invesco Leisure Fund	0.00%	0.25%	0.25%
Invesco Technology Fund	0.00%	0.25%	0.25%
Invesco Utilities Fund	0.00%	0.25%	0.25%

Minimum
Asset
	Based	Maximum	Maximum
AIM TAX-EXEMPT FUNDS	Sales	Service	Aggregate
(INVESCO TAX-EXEMPT FUNDS)	Charge	Fee	Fee
Portfolio — Class A Shares
Invesco Tax-Exempt Cash Fund	0.00%	0.10%	0.10%

*	The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).”
All other terms and provisions of the Plan not amended herein shall remain in full force and effect.
     Dated: July 28, 2012

3